CERTIFICATIONS PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Exhibit 32.1

CERTIFICATIONS PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
 (18 U.S.C. SECTION 1350)

In connection with the quarterly report of Trimax Corporation (formerly KIWI Network Solutions Inc.), a Nevada corporation (the “Company”), on Form 10-QSB for the quarter ended June 30, 2005, as filed with the Securities and Exchange Commission (the “Report”), Derek Pepler, Acting Chief Executive Officer of the Company do hereby certify, pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350), that to his knowledge:

               (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

               (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

By:	/s/ Derek Pepler

Name:	Derek Pepler

Title:	Acting Chief Executive Officer

Date	August 15, 2005

[A signed original of this written statement required by Section 906 has been provided to Trimax Corporation and will be retained by Trimax Corporation and furnished to the Securities and Exchange Commission or its staff upon request.]